Exhibit 10.13

FIRST ADDENDUM

VICTORY CAPITAL MANAGEMENT INC.

DEFERRED COMPENSATION PLAN

WHEREAS, Victory Capital Management Inc. (“Employer”) has adopted and maintains the Victory Capital Management Inc. Deferred Compensation Plan (“Plan”) for the benefit of eligible employees; and

WHEREAS, the Employer is permitted and desires to change the Employer’s discretionary matching contributions pursuant to Plan Section 3.2(b).

NOW THEREFORE, BE IT RESOLVED, that the matching contribution is hereby modified in accordance with a revised Plan Section 3.2(b) which is hereby restated and reads as follows:

(b) Discretionary Amount. The amount of the Matching Employer Contributions, if any, shall be determined by the Employer in the Employer’s sole discretion. Without limitation, the Employer may limit the amount of Matching Employer Contributions to a set percentage of either the Participant’s Compensation or amount of Salary Deferral Contributions. Until a change is announced to Participants (which change shall be documented in an addendum to the Plan before, on or after such announcement), the Matching Employer Contribution will equal the amount of each Participant’s Salary Deferral Contributions with respect to a Plan Year, with a maximum Matching Employer Contribution equal to 6% of the Participant’s Compensation for the Plan Year that exceeds the Section 401(a)(17) limit for such Plan Year. Notwithstanding, no Matching Employer Contribution for a Plan Year shall be made on Compensation for such Plan Year that exceeds $4,000,000.00.

IN WITNESS WHEREOF, this Addendum is hereby adopted effective for Plan Years beginning on and after January 1, 2015.

Dated: October 14, 2014

VICTORY CAPITAL MANAGEMENT INC.

By:	/s/ David Brown
David Brown, CEO